UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               September 24, 2004
                        (Date of earliest event reported)


                            HERITAGE WORLDWIDE, INC.
               (Exact Name of Registrant as Specified in Charter)


           Delaware                    000-28277                 13-4196258
 (State or Other Jurisdiction     (Commission File No.)       (IRS Employer
      of Incorporation)                                     Identification No.)

                             337 Avenue de Bruxelles
                         83507 La Seyne-Sur-Mer (France)
                    (Address of Principal Executive Offices)

                              (011) (33) 494-109810
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related
Audit Report or Completed Interim Review.

As part of the Company's review of its financial statements and underlying assumptions, the Chief Executive Officer and Chief Financial Officer uncovered on September 24, 2004, that the Company had inappropriately accounted for its inventory since June 30, 2002. The Company had imputed an erroneous direct labor rate to inventory, which resulted in an overstatement of the Company's inventory. The correction of this error would cause a reduction of inventory and a corresponding reduction in shareholders' equity of approximately $1.5 million and $2.6 million in 2002 and 2003, respectively, as well as an increase in costs of good sold and a corresponding increase in net loss of approximately $1.5 million and $1.1 million in 2002 and 2003, respectively. Accordingly, the Company will restate its annual financial statements for fiscal years 2002 and 2003, as well as its interim financial statements from September 30, 2002 through March 31, 2004. The Company's Chief Executive Officer and Chief Financial Officer discussed the correction of this error and the restatement of its financial statements with both Bernard Morieul, the Company's independent auditor for fiscal years 2002 and 2003, and Sherb & Co., the Company's independent auditors for fiscal year 2004.










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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            HERITAGE WORLDWIDE, INC.



                                           By: /s/ Claude Couty
                                               -----------------------
                                         Name:  Claude Couty
                                        Title: Chief Financial Officer


Date: October 8, 2004